2022031707 BK: 21017 PG: 0823 - 0829 **7 PGS**
MORTGAGE
Rec: $25.00 Cnty: $0.00 State: $0.00
July 13, 2022 03:21:51 PM
FILED IN LEXINGTON COUNTY, SC
Tina Guerry

(Space Above This Line For Recording Data)

COMMERCIAL REAL ESTATE MORTGAGE

This COMMERCIAL REAL ESTATE MORTGAGE ("Security Instrument") is made on June 30, 2022 between the mortgagor(s) Solid Rock MHP LLC, a South Carolina Limited Liability Company, whose address is 136 Main St, Pineville, North Carolina 28134 ("Mortgagor"), and United Bank whose address is 125 Trade Ct Suite E, Mooresville, North Carolina 28117 ("Lender"), which is organized and existing under the laws of the State of Virginia. Mortgagor owes Lender the principal sum of One Million One Hundred Twenty-five Thousand and 00/100 Dollars (U.S. $1,125,000.00), which is evidenced by the promissory note dated June 30, 2022. Mortgagor in consideration of this loan and any future loans extended by Lender up to a maximum principal amount of One Million One Hundred Twenty-five Thousand and 00/100 Dollars (U.S. $1,125,000.00) ("Maximum Principal Indebtedness"), and for other valuable consideration, the receipt of which is acknowledged, hereby mortgages, grants and conveys to Lender, its successors and assigns, forever, the following described property located in the County of Lexington, State of South Carolina:

Address: 1015 Sandpit Rd, Leesville, South Carolina 29070
Legal Description: See Attached Exhibit "A"
Parcel ID/Sidwell Number: 006100-03-050

Together with all easements, appurtenances abutting streets and alleys, improvements, buildings, fixtures, tenements, hereditaments, equipment, rents, income, profits and royalties, personal goods of whatever description and all other rights and privileges including all minerals, oil, gas, water (whether groundwater, subterranean or otherwise), water rights (whether riparian, appropriate or otherwise, and whether or not appurtenant to the above-described real property), wells, well permits, ditches, ditch rights, reservoirs, reservoir rights, reservoir sites, storage rights, dams and water stock that may now, or at any time in the future, be located on and/or used in connection with the above-described real property, payment awards, amounts received from eminent domain, amounts received from any and all insurance payments, and timber which may now or later be located, situated, or affixed on and used in connection therewith (hereinafter called the "Property").

This is a **PURCHASE MONEY MORTGAGE.**

RELATED DOCUMENTS. The words "Related Documents" mean all promissory notes, security agreements, prior mortgages, prior deeds of trust, prior deeds to secure debt, business loan agreements, construction loan agreements, resolutions, guaranties, environmental agreements, subordination agreements, assignments of leases and rents and any other documents or agreements executed in connection with this Indebtedness and Security Instrument, whether now or hereafter existing, including any modifications, extensions, substitutions or renewals of any of the foregoing. The Related Documents are hereby made a part of this Security Instrument by reference thereto, with the same force and effect as if fully set forth herein.

INDEBTEDNESS. This Security Instrument secures the principal amount shown above as may be evidenced by a promissory note or notes of even, prior or subsequent date hereto, including future advances and every other indebtedness of any and every kind now or hereafter owing from Solid Rock MHP LLC to United Bank,

howsoever created or arising, whether primary, secondary or contingent, together with any interest or charges provided in or arising out of such indebtedness, as well as the agreements and covenants of this Security Instrument and all Related Documents (hereinafter all referred to as the "Indebtedness"). This Security Instrument covers and the term Indebtedness includes all renewals, extensions, refinancings, modifications, replacements, substitutions and changes in form of the note or notes described above and now or hereafter owing from Grantor to Lender.

FUTURE ADVANCES. To the extent permitted by law, this Security Instrument will secure future advances as if such advances were made on the date of this Security Instrument regardless of the fact that from time to time there may be no balance due under the note and regardless of whether Lender is obligated to make such future advances.

CROSS COLLATERALIZATION. It is the expressed intent of Mortgagor to use this Security Instrument to cross collateralize all of its Indebtedness and obligations to Lender, howsoever arising and whensoever incurred, except any obligation existing or arising against the principal dwelling of any Mortgagor.

WARRANTIES. Mortgagor, for itself, its heirs, personal representatives, successors, and assigns, represents, warrants, covenants and agrees with Lender, its successors and assigns, as follows:

Performance of Obligations. Mortgagor promises to perform all terms, conditions, and covenants of this Security Instrument and Related Documents in accordance with the terms contained therein.

Defense and Title to Property. At the time of execution and delivery of this instrument, Mortgagor is lawfully seised of the estate hereby conveyed and has the exclusive right to mortgage, grant, convey and assign the Property. Mortgagor covenants that the Property is unencumbered and free of all liens, except for encumbrances of record acceptable to Lender. Further, Mortgagor covenants that Mortgagor will warrant and defend generally the title to the Property against any and all claims and demands whatsoever, subject to the easements, restrictions, or other encumbrances of record acceptable to Lender, as may be listed in the schedule of exceptions to coverage in any abstract of title or title insurance policy insuring Lender's interest in the Property.

Condition of Property. Mortgagor promises at all times to preserve and to maintain the Property and every part thereof in good repair, working order, and condition and will from time to time, make all needful and proper repairs so that the value of the Property shall not in any way be impaired.

Removal of any Part of the Property. Mortgagor promises not to remove any part of the Property from its present location, except for replacement, maintenance and relocation in the ordinary course of business.

Alterations to the Property. Mortgagor promises to abstain from the commission of any waste on or in connection with the Property. Further, Mortgagor shall make no material alterations, additions, or improvements of any type whatsoever to the Property, regardless of whether such alterations, additions, or improvements would increase the value of the Property, nor permit anyone to do so except for tenant improvements and completion of items pursuant to approved plans and specifications, without Lender's prior written consent, which consent may be withheld by Lender in its sole discretion. Mortgagor will comply with all laws and regulations of all public authorities having jurisdiction over the Property including, without limitation, those relating to the use, occupancy and maintenance thereof and shall upon request promptly submit to Lender evidence of such compliance.

Due on Sale - Lender's Consent. Mortgagor shall not sell, further encumber or otherwise dispose of, except as herein provided, any or all of its interest in any part of or all of the Property without first obtaining the written consent of Lender. If any encumbrance, lien, transfer or sale or agreement for these is created, Lender may declare immediately due and payable, the entire balance of the Indebtedness.

Insurance. Mortgagor promises to keep the Property insured against such risks and in such form as may within the sole discretion of Lender be acceptable, causing Lender to be named as loss payee or if requested by Lender, as mortgagee. The insurance company shall be chosen by Mortgagor subject to Lender's approval, which shall not be unreasonably withheld. All insurance policies must provide that Lender will get a minimum of 10 days notice prior to cancellation. At Lender's discretion, Mortgagor may be required to produce receipts of paid premiums and renewal policies. If Mortgagor fails to obtain the required coverage,

Lender may do so at Mortgagor's expense. Mortgagor hereby directs each and every insurer of the Property to make payment of loss to Lender with the proceeds to be applied, only at Lender's option, to the repair and replacement of the damage or loss or to be applied to the Indebtedness with the surplus, if any, to be paid by Lender to Mortgagor.

Payment of Taxes and Other Applicable Charges. Mortgagor promises to pay and to discharge liens, encumbrances, taxes, assessments, lease payments and any other charges relating to the Property when levied or assessed against Mortgagor or the Property.

Environmental Laws and Hazardous or Toxic Materials. Mortgagor and every tenant have been, are presently and shall continue to be in strict compliance with any applicable local, state and federal environmental laws and regulations. Further, neither Mortgagor nor any tenant shall manufacture, store, handle, discharge or dispose of hazardous or toxic materials as may be defined by any state or federal law on the Property, except to the extent the existence of such materials has been presently disclosed in writing to Lender. Mortgagor will immediately notify Lender in writing of any assertion or claim made by any party as to the possible violation of applicable state and federal environmental laws including the location of any hazardous or toxic materials on or about the Property. Mortgagor indemnifies and holds Lender harmless from, without limitation, any liability or expense of whatsoever nature incurred directly or indirectly out of or in connection with: (a) any environmental laws affecting all or any part of the Property or Mortgagor; (b) the past, present or future existence of any hazardous materials in, on, under, about, or emanating from or passing through the Property or any part thereof or any property adjacent thereto; (c) any past, present or future hazardous activity at or in connection with the Property or any part thereof; and (d) the noncompliance by Mortgagor or Mortgagor's failure to comply fully and timely with environmental laws.

Financial Information. Mortgagor agrees to supply Lender such financial and other information concerning its affairs and the status of any of its assets as Lender, from time to time, may reasonably request. Mortgagor further agrees to permit Lender to verify accounts as well as to inspect, copy and to examine the books, records, and files of Mortgagor.

Lender's Right to Enter. Lender or Lender's agents shall have the right and access to inspect the Property at all reasonable times in order to attend to Lender's interests and ensure compliance with the terms of this Security Instrument. If the Property, or any part thereof, shall require inspection, repair or maintenance which Mortgagor has failed to provide, Lender, after reasonable notice, may enter upon the Property to effect such obligation; and the cost thereof shall be added to the Indebtedness and paid on Lender's demand by Mortgagor.

ASSIGNMENT OF LEASES AND RENTS. As additional security for the payment of the Indebtedness and the performance of the covenants contained herein, Mortgagor hereby assigns and transfers over to Lender any present or future leases, subleases, or licenses of the Property, including any guaranties, extensions, amendments, or renewals thereof, and all rents, income, royalties, and profits derived from the use of the Property or any portion of it, whether due or to become due (collectively the "Rents"). So long as Mortgagor is not in default, Mortgagor may receive, collect and enjoy all Rents accruing from the Property, but not more than one month in advance of the due date. Lender may also require Mortgagor, tenant and any other user of the Property to make payments of Rents directly to Lender. However, by receiving any such payments, Lender is not, and shall not be considered, an agent for any party or entity. Any amounts collected may, at Lender's sole discretion, be applied to protect Lender's interest in the Property, including but not limited to the payment of taxes and insurance premiums and to the Indebtedness. At Lender's sole discretion, all leases, subleases and licenses must first be approved by Lender.

CONDEMNATION. Mortgagor shall give Lender notice of any action taken or threatened to be taken by private or public entities to appropriate the Property or any part thereof, through condemnation, eminent domain or any other action. Further, Lender shall be permitted to participate or intervene in any of the above described proceedings in any manner it shall at its sole discretion determine. Lender is hereby given full power, right and authority to receive and receipt for any and all damages awarded as a result of the full or partial taking or appropriation and in its sole discretion, to apply said awards to the Indebtedness, whether or not then due or otherwise in accordance with applicable law. Unless Lender otherwise agrees in writing, any application of

proceeds to the Indebtedness shall not extend or postpone the due date of the payments due under the Indebtedness or change the amount of such payments.

MORTGAGOR'S ASSURANCES. At any time, upon a request of Lender, Mortgagor will execute and deliver to Lender, and if appropriate, cause to be recorded, such further mortgages, assignments, assignments of leases and rents, security agreements, pledges, financing statements, or such other document as Lender may require, in Lender's sole discretion, to effectuate, complete and to perfect as well as to continue to preserve the Indebtedness, or the lien or security interest created by this Security Instrument.

ATTORNEY-IN-FACT. Mortgagor appoints Lender as attorney-in-fact on behalf of Mortgagor. If Mortgagor fails to fulfill any of Mortgagor's obligations under this Security Instrument or any Related Documents, including those obligations mentioned in the preceding paragraph, Lender as attorney-in-fact may fulfill the obligations without notice to Mortgagor. This power of attorney shall not be affected by the disability of the Mortgagor.

EVENTS OF DEFAULT. The following events shall constitute default under this Security Instrument (each an "Event of Default"):

(a) Failure to make required payments when due under Indebtedness;
(b) Failure to perform or keep any of the covenants of this Security Instrument or a default under any of the Related Documents;
(c) The making of any oral or written statement or assertion to Lender that is false or misleading in any material respect by Mortgagor or any person obligated on the Indebtedness;
(d) The death, dissolution, insolvency, bankruptcy or receivership proceeding of Mortgagor or of any person or entity obligated on the Indebtedness;
(e) Any assignment by Mortgagor for the benefit of Mortgagor's creditors;
(f) A material adverse change occurs in the financial condition, ownership, or management of Mortgagor or any person obligated on the Indebtedness; or
(g) Lender deems itself insecure for any reason whatsoever.

REMEDIES ON DEFAULT. Upon the occurrence of an Event of Default, Lender may, without demand or notice, pay any or all taxes, assessments, premiums, and liens required to be paid by Mortgagor, effect any insurance provided for herein, make such repairs, cause the abstracts of title or title insurance policy and tax histories of the Property to be certified to date, or procure new abstracts of title or title insurance and tax histories in case none were furnished to it, and procure title reports covering the Property, including surveys. The amounts paid for any such purposes will be added to the Indebtedness and will bear interest at the rate of interest otherwise accruing on the Indebtedness until paid. In the event of foreclosure, the abstracts of title or title insurance shall become the property of Lender. All abstracts of title, title insurance, tax histories, surveys, and other documents pertaining to the Indebtedness will remain in Lender's possession until the Indebtedness is paid in full.

IN THE EVENT OF THE SALE OF THIS PROPERTY UNDER THE PROCEDURE FOR FORECLOSURE OF A SECURITY INSTRUMENT BY ADVERTISEMENT, AS PROVIDED BY APPLICABLE LAW, OR IN THE EVENT LENDER EXERCISES ITS RIGHTS UNDER THE ASSIGNMENT OF LEASES AND RENTS, THE MORTGAGOR HEREBY WAIVES ANY RIGHT TO ANY NOTICE OTHER THAN THAT PROVIDED FOR SPECIFICALLY BY STATUTE, OR TO ANY JUDICIAL HEARING PRIOR TO SUCH SALE OR OTHER EXERCISE OF RIGHTS.

Upon the occurrence of an Event of Default, Lender may, without notice unless required by law, and at its option, declare the entire Indebtedness due and payable, as it may elect, regardless of the date or dates of maturity thereof and, if permitted by state law, is authorized and empowered to cause the Property to be sold at public auction, and to execute and deliver to the purchaser or purchasers at such sale any deeds of conveyance good and sufficient at law, pursuant to the statute in such case made and provided, and out of the proceeds of the sale to retain the sums then due hereunder and all costs and charges of the sale, including attorneys' fees, rendering any surplus to the party or parties entitled to it. Any such sale or a sale made pursuant to a judgment or a decree for the foreclosure hereof may, at the option of Lender, be made en masse. The commencement of proceedings to foreclose this Security Instrument in any manner authorized by law shall be deemed as exercise of the above option.

Upon the occurrence of an Event of Default, Lender shall immediately be entitled to make application for and obtain the appointment of a receiver for the Property and of the earnings, income, issue and profits of it, with the

powers as the court making the appointments confers. Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor.

NO WAIVER. No delay or failure of Lender to exercise any right, remedy, power or privilege hereunder shall affect that right, remedy, power or privilege nor shall any single or partial exercise thereof preclude the exercise of any right, remedy, power or privilege. No Lender delay or failure to demand strict adherence to the terms of this Security Instrument shall be deemed to constitute a course of conduct inconsistent with Lender's right at any time, before or after an event of default, to demand strict adherence to the terms of this Security Instrument and the Related Documents.

JOINT AND SEVERAL LIABILITY. If this Security Instrument should be signed by more than one person, all persons executing this Security Instrument agree that they shall be jointly and severally bound, where permitted by law.

SURVIVAL. Lender's rights in this Security Instrument will continue in its successors and assigns. This Security Instrument is binding on all heirs, executors, administrators, assigns, and successors of Mortgagor.

NOTICES AND WAIVER OF NOTICE. Unless otherwise required by applicable law, any notice or demand given by Lender to any party is considered effective: (i) when it is deposited in the United States Mail with the appropriate postage; (ii) when it is sent via electronic mail; (iii) when it is sent via facsimile; (iv) when it is deposited with a nationally recognized overnight courier service; (v) on the day of personal delivery; or (vi) any other commercially reasonable means. Any such notice shall be addressed to the party given at the beginning of this Security Instrument unless an alternative address has been provided to Lender in writing. To the extent permitted by law, Mortgagor waives notice of Lender's acceptance of this Security Instrument, defenses based on suretyship, any defense arising from any election by Lender under the United States Bankruptcy Code, Uniform Commercial Code, as enacted in the state where Lender is located or other applicable law or in equity, demand, notice of acceleration, notice of nonpayment, presentment, protest, notice of dishonor and any other notice.

TO THE EXTENT PERMITTED BY LAW, MORTGAGOR WAIVES ANY RIGHT TO NOTICE, OTHER THAN THE NOTICE PROVIDED ABOVE, AND WAIVES ANY RIGHT TO ANY HEARING, JUDICIAL OR OTHERWISE, PRIOR TO LENDER EXERCISING ITS RIGHTS UNDER THIS SECURITY INSTRUMENT.

LENDER'S EXPENSES. Mortgagor agrees to pay all expenses incurred by Lender in connection with enforcement of its rights under the Indebtedness, this Security Instrument or in the event Lender is made party to any litigation because of the existence of the Indebtedness or this Security Instrument, as well as court costs, collection charges and reasonable attorneys' fees and disbursements.

ASSIGNABILITY. Lender may assign or otherwise transfer this Security Instrument or any of Lender's rights under this Security Instrument without notice to Mortgagor. Mortgagor may not assign this Security Instrument or any part of the Security Instrument without the express written consent of Lender.

GOVERNING LAW. This Security Instrument will be governed by the laws of the State of South Carolina including all proceedings arising from this Security Instrument.

SEVERABILITY. If a court of competent jurisdiction determines any term or provision of this Security Instrument is invalid or prohibited by applicable law, that term or provision will be ineffective to the extent required. Any term or provision that has been determined to be invalid or prohibited will be severed from the rest of the Security Instrument without invalidating the remainder of either the affected provision or this Security Instrument.

UNIFORM COMMERCIAL CODE (U.C.C.) Mortgagor grants to Lender a security interest in all goods that Mortgagor owns now or in the future and that are or will become fixtures related to the Property. Mortgagor agrees that this Security Instrument shall suffice as a financing statement and may therefore be filed of record as a financing statement for the purposes of Article 9 of the Uniform Commercial Code. Mortgagor authorizes Lender to file any financing statements required under the Uniform Commercial Code.

ORAL AGREEMENTS DISCLAIMER. This Security Instrument represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

By signing this Security Instrument, each Mortgagor acknowledges that all provisions have been read and understood.

Solid Rock MHP LLC

By: Manufactured Housing Properties Inc., Member

7/1/22

By: John Wallerd Wardlaw Date

Its: President

Witnessed by:

7/1/22 Sarah Gee 7/1/22

Name: Date Name: Date

BUSINESS ACKNOWLEDGMENT

STATE OF NORTH CAROLINA)

)

COUNTY OF Mecklenburg)

This is to certify that on the 1st of July, 2022, before me personally came John Wallerd Wardlaw, President of Manufactured Housing Properties Inc., for and on behalf of Solid Rock MHP LLC, a South Carolina Limited Liability Company, with whom I am personally acquainted, and who, being by me duly sworn, did say that he/she holds the position set forth, and the name of the Limited Liability Company was subscribed thereto by John Wallerd Wardlaw, President of Manufactured Housing Properties Inc., and of Solid Rock MHP LLC, all by order of the Member of the Limited Liability Company, and that the foregoing instrument is the act and deed of the Limited Liability Company.

Witness my hand and official seal, this .

My commission expires: March 25, 2024 Alexander Q. Olliver

Identification Number

(Official Seal)

ALEXANDER Q OLLIVER
Notary Public - North Carolina
Mecklenburg County
My Commission Expires Mar 25, 2024

ALL that certain lot or parcel of land situate, lying, and being in Lexington County, South Carolina, and more particularly described as follows:

All that certain piece, parcel or tracts of land, situate, lying and being in the County of Lexington, State of South Carolina, Shown and delineated as Tract No. Nineteen (19) and Tract No. Twenty (20), containing an aggregated total of 10.79 acres, more or less, on a plat prepared for Robert D. Baron and Ginger S. Baron by Lucius D. Cobb, RLS dated May 3,1995 and recorded in Plat Slide 109 at Page 8-B in the Office of the ROD for Lexington County. Reference is hereby made to said plat for a more complete and accurate description.

This being the same property conveyed to Solid Rock MHP, LLC from John O'Cain and Brandon Klick by Deeds dated July 6, 2022, and being recorded simultaneously herewith.

THIS INSTRUMENT PREPARED BY:	AFTER RECORDING RETURN TO:
United Bank	United Bank
125 Trade Ct Suite E	125 Trade Ct Suite E
Mooresville, NC 28117-0000	Mooresville, NC 28117-0000